EXECUTION COPY


                             REPRESENTATIONS LETTER
                                                         As of March 21, 1997

Salomon Brothers Inc
7 World Trade Center, 32nd Floor
New York, New York  10048

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Lehman Brothers Inc.
Three World Financial Center, 12th Floor
New York, New York 10285

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Ladies and Gentlemen:

         1. Introductory. EQCC Receivables Corporation and EQCC Asset Backed Corporation (each a "Seller" and, collectively, the "Sellers") propose to sell to Salomon Brothers Inc, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Prudential Securities Incorporated, and (collectively, the "Underwriters") EQCC Home Equity Loan Asset Backed Certificates, Class A-1, 6.31% Pass-Through Rate (the "Class A-1 Certificates"), Class A-2, 6.61% Pass-Through Rate (the "Class A-2 Certificates"), Class A-3, 6.84% Pass-Through Rate (the "Class A-3 Certificates"), Class A-4, 7.16% Pass-Through Rate (the "Class A-4 Certificates"), Class A-5, 7.31% Pass-Through Rate (the "Class A-5 Certificates"), Class A-6, 7.56% Pass-Through Rate (the "Class A-6
Certificates"),   Class   A-7,   7.12%   Pass-Through   Rate  (the   "Class  A-7
Certificates"), Class A-8, Adjustable Pass-Through Rate (the "Class A-8 Certificates" and, with the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates, the "Class A Certificates"). Each class of Class A Certificates and the Class R Certificates (with the Class A Certificates, the "Certificates") will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other
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things,
(i) a pool of fixed-rate and adjustable-rate and one- to four-family first and second mortgage loans (the "Mortgage Loans") originated or acquired by
EquiCredit Corporation of America, EquiCredit Corporation/Ala. & Miss., California/EquiCredit Corporation, EquiCredit Corporation of In., EquiCredit Corporation of Pa., and EquiCredit Corporation of SC (each, an "Originator" and collectively, the "Originators") and transferred to the Sellers pursuant to a Transfer Agreement to be dated as of March 1, 1997 (the "Transfer Agreement") between the Originators and the Sellers, and by the Sellers to the Trust pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1997 (the "Pooling and Servicing Agreement") among the Sellers, EquiCredit Corporation of America, as Servicer (in such capacity, the "Servicer") and First Bank National Association, as trustee (the "Trustee"), (ii) certain monies due or to become due under the Mortgage Loans, (iii) an irrevocable guaranty surety bond (the "Securities Insurance Policy") to be issued by Financial Guaranty Insurance Company (the "Insurer"), pursuant to which the Insurer will guaranty certain payments to the holders of the Class A Certificates in the manner and to the extent described in the Securities Insurance Policy. The Class A-1
Certificates,   Class  A-2  Certificates,  Class  A-3  Certificates,  Class  A-4
Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates and Class A-10 Certificates will be issued in initial aggregate principal amounts of $196,833,000 $18,259,000, $127,073,000, $47,407,000, $25,494,000, $33,989,000,
$50,000,000 and $101,043,000 respectively. The Class A Certificates are sometimes collectively referred to herein as the "Offered Securities."

         The Originators are delivering this Representations Letter to induce the Underwriters to enter into the transactions described above, and the Originators acknowledge that the Underwriters have entered into the Underwriting Agreement and have agreed to purchase the Class A Certificates in reliance on the representations and undertakings contained herein. The Underwriting Agreement, the Pooling and Servicing Agreement, the Transfer Agreement, the Custodial Agreement and the Securities Insurance Policy are collectively hereinafter referred to as the "Basic Documents". Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement.

         2. Representations and Warranties of the Originators. Each Originator, jointly and severally, represents and warrants to, and agrees with, the Underwriters that:

                  (a)      As of the date of the Underwriting Agreement and
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         as of the Closing  Date,  the  representations  and  warranties  of the
         Sellers contained in the Underwriting Agreement were and will be true and accurate in all material respects.

                  (b) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body required to be obtained or made by any Originator or their affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents with respect to the Mortgage Loans.

                  (c) Each Originator has been duly  incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and each Originator is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification. No Originator is in violation of its organization certificate, certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or any other Basic Document. The execution, delivery and performance of each Basic Document and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the real estate syndication, securities or "blue sky" laws of various jurisdictions, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Originator or any of its respective properties or any agreement or instrument to which such Originator is a party or by which such Originator is bound or to which any of the properties of such Originator is subject, or the organization certificate, certificate of incorporation or by-laws of such Originator and each Originator has corporate power to enter into each Basic
         Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

                  (d) This Agreement has been duly authorized, executed and delivered by each Originator and constitutes a legal, valid and binding instrument enforceable against each Originator in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement or creditors' rights generally.

                  (e) Each Basic Document, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each Originator party thereto and, when so executed and delivered, will constitute a legal, valid and binding instrument enforceable against each such Originator in accordance with its terms, except as insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally.

                  (f) There are no actions, proceedings or investigations now pending against any Originator or, to the knowledge of the Originators, threatened against any Originator or (A) which are required to be disclosed in the Registration Statement, other than those disclosed therein, or (B)(1) asserting the invalidity of any Basic Document or the Certificates, (2) seeking to prevent the issuance of the
         Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which might materially and adversely affect the performance by any Originator of its obligations under, or the validity or enforceability of, the Basic Documents or the Certificates, or (4) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus under "Certain Federal Income Tax Consequences."

                  (g) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of this Agreement and each other Basic Document shall have been paid by the Originators at or prior to the Closing Date.

                  (h) Each Originator possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies deemed by such Originator to be reasonably necessary to conduct the business now operated by it and as described in the Prospectus, and none of the Originators received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of such

         Originator. The Servicer is (i) an approved seller/servicer of first and second mortgage loans for FNMA and FHLMC in good standing and (ii) a mortgagee approved by the secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  (i) No Originator will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

         3. Certain Agreements of the Originators. (a) Each Originator, jointly and severally, covenants and agrees with the Underwriter that the Originators will cause the Sellers to comply with their obligations under Section 5 of the Underwriting
Agreement.

         (b) The Originators will pay, to the extent not paid by the Sellers, all expenses incident to the issuance and sale of the Offered Securities, including (i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the reproducing of the Basic Documents; (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters; (iv) the fees of the Depository Trust Company in connection with the book-entry registration of the Offered Securities; (v) the fees and disbursements of (A) the Trust's, the Seller's and the Originators' counsel and accountants, (B) the Insurer and its counsel, (C) the Trustee and its counsel and (D) the Custodian and its counsel; (vi) the qualification of the Offered Securities under state securities laws, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vii) the fees and disbursements of Orrick, Herrington & Sutcliffe LLP in connection with the preparation of the legal opinion described in Section 6(f) of the Underwriting Agreement and in connection with the preparation of a legal opinion regarding the enforceability of the Basic Documents under New York law; (viii) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (ix) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey, and (x) the fees charged by the Rating Agencies for rating the Offered Securities.

         (c) On or before the Closing Date, the Originators shall mark their computer records relating to the Mortgage Loans to show the Trust's absolute ownership of the Mortgage Loans as of the Cut-off Date (other than the Representative's Yield and amounts received after the Cut-off Date), and from and after the Closing Date the Originators shall take no action inconsistent with Trust's ownership of such Mortgage Loans, other than as permitted by the Pooling and Servicing Agreement.

         (d) For a period of 30 days from the date hereof, none of the Originators will, without the prior written consent of the Underwriters, directly or indirectly, offer, sell or contract to sell, or announce the offering of, in a public or private transaction, any other series of notes secured by, or certificates evidencing interests in, home equity mortgage loans with similar terms as the Offered Securities. Nothing herein shall be deemed to limit or prohibit the Originators from selling whole mortgage loans to FNMA, with or without the retention of servicing rights, and, with the consent of the Underwriters, which shall not be unreasonably withheld, the Originators may make other sales of whole mortgage loans, with or without the retention of servicing rights.

         4. Indemnification and Contribution. (a) The Originators agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability (or action relating to purchases and sales of the Class A Certificates), to which the Underwriters or any such controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse the Underwriters and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Originators shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or
omission or alleged omission made in the Prospectus or the Registration Statement in reliance upon and in conformity with written information (including the Derived Information, as defined in Section 4(d)) furnished to the Originators by or on behalf of the Underwriters specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Originators may otherwise have to the Underwriters or any controlling person of any of the Underwriters.

         (b) Each Underwriter severally agrees to indemnify and hold harmless each Originator, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls each Originator within the meaning of Section 15 of the Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Originators or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Originators by such Underwriter specifically for inclusion therein, and shall reimburse the Originators and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Originators or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Originators or any such director, officer or controlling person.

         (c) Promptly after receipt by any indemnified party under this Section 4 or notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 4 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 4.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this Section 4 consist of the Underwriters or any of its controlling persons, or by the Originator, if the indemnified parties under this Section 4 consist of the Originators or any of the Originators' directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 4(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) Each Underwriter agrees to provide the Originators with a copy of any Derived Information (as defined in Section 4(g) below) no later than the date preceding the date such Derived Information is required to be filed with the Commission on Form 8-K pursuant to the PSA Letters.

         (e) Each Underwriter severally agrees, assuming all information provided by the Originators is accurate and complete in all material respects, to indemnify and hold harmless the Originators, each of the Originator's officers and directors and each person who controls the Originators within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 4(e) shall be in addition to any liability which such Underwriter may otherwise have.

         The procedures set forth in Section 4(c) shall be equally applicable to this Section 4(e).

         (f) If the indemnification provided for in this Section 4 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 4(a) or (b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Originators on the one hand and the Underwriters on the other from the offering of the Class A Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 4(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Underwriters on the one hand and the Originators on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of the Underwriters and the Originators shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Originators bear to the total underwriting discounts received by each of the Underwriters as set forth on the cover page of the Prospectus.

         The relative fault of the Underwriters and the Originators shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Originators or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Originators and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 4(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 4(f) shall be deemed to include, for purposes of this Section 4(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         In no case shall any Underwriter (except (x) with respect to any Derived Information incorporated by reference into the Registration Statement or Prospectus at the request of such Underwriter (i) which had not been approved by the Originators for use by the Underwriters or (ii) for which the Originators have not received a letter from Arthur Andersen & Co. in form and substance satisfactory to them and (y) as may be provided in any agreement among the Underwriters relating to the offering of the Class A Certificates) be responsible for any amount (not including the fees and expenses of its counsel) in excess of the total underwriting discounts received by such Underwriter as set forth on the cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) For purposes of this Section 4, as to each Underwriter the term "Derived Information" means such portion, if any, of the information delivered to the Originators by such Underwriter pursuant to Section 4(d) for filing with the Commission on Form 8-K as:

                    (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

                   (ii) does not constitute Originator-Provided Information (as defined below); and

                  (iii) is of the type of information defined as "computational materials," "structural term sheets" or "collateral term sheets" (as each term is defined in the No- Action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. and the Public Securities Association dated May 20, 1994 and February 17, 1995, respectively).

"Originator-Provided Information" means any computer tape furnished to the Underwriters by the Originators concerning the assets comprising the Trust.

         (h) The Underwriters confirm that the information set forth in the last paragraph on the cover page of the Prospectus and in the third paragraph under the caption "Underwriting" in the Prospectus is correct, and together with the Derived Information, constitutes the only information furnished in writing to the Originators by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                           (i) (i) Each Underwriter severally represents and warrants to, and covenants with, the Originators that all

         Derived  Information  provided  to the  Originators  pursuant  to  this
         Section 4, as of the date such information is so provided and as of the date such information is filed by the Originators with the Commission will not include any untrue statement of a material fact, when considered in conjunction with the Prospectus, and will not omit to state any material facts necessary, when considered in conjunction with the Prospectus, to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                   (ii) Each Underwriter severally further covenants with the Originators that if any Derived Information required to be provided to the Originators pursuant to Section 4(d) is determined to contain any information that is inaccurate or misleading, such Underwriter (whether or not such Derived Information was provided to the Originators or filed by the Originators with the Commission) shall promptly prepare and deliver to the Originators and each prospective investor which received such Derived Information corrected Derived Information. All information provided to the Originators pursuant to this Section 4(i) shall be provided within the time periods set forth in Section 4(d) hereof.

                  (iii) Each Underwriter severally covenants with the Originators that all Derived Information delivered by it to prospective investors shall contain a legend satisfactory in substance to the Sellers.

         (j) Notwithstanding any other provision herein, each Underwriter severally agrees to pay all costs and expenses of the Originators incurred in connection with (i) the filing by the Originators of any Derived Information with the Commission and (ii) any action by the Originators against such Underwriter to enforce any of its rights set forth in this Section 4, including, without limitation, legal fees and expenses.

         5. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each Originator and their respective officers and of the Underwriters set forth in or made pursuant hereto will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or any Originator or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Certificates. If for any reason the purchase of the Class A Certificates by the Underwriters is not consummated, the Originators shall remain responsible for the expenses to be paid or reimbursed by the Originators pursuant to Section 3 hereof and the respective obligations of the Originators and the Underwriters pursuant to Section 4 hereof shall remain in effect. If the purchase of the Class A Certificates by the Underwriters is not consummated for any reason other than solely because of
Section 8 of the Underwriting Agreement or the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(c) of the Underwriting Agreement, the Originators will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A Certificates. If the purchase of the Class A Certificates by the Underwriters is not consummated solely because of
Section 8 of the Underwriting Agreement or the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(c) of the Underwriting Agreement, the Originators shall have no such reimbursement obligation.

         6. Notices. All communications hereunder will be in writing and, if sent to Salomon Brothers Inc, will be mailed, delivered or telegraphed and confirmed to it at Salomon Brothers Inc, Seven World Trade Center, New York, New York, 10048; if sent to Credit Suisse First Boston Corporation, will be mailed, delivered or telegraphed and confirmed to it at Credit Suisse First Boston Securities Corporation, Eleven Madison Avenue, New York, New York 10010,
Attention: Investment Banking -- New Issue Processing Group; if sent to Lehman Brothers Inc., will be mailed, delivered or telegraphed and confirmed to it at Lehman Brothers Inc., Three World Financial Center, 12th Floor, New York, NY 10285; if sent to Prudential Securities Incorporated, will be mailed, delivered or telegraphed and confirmed to it at Prudential Securities Incorporated, One New York Plaza, New York, New York 10292; or if sent to the Originators, will be mailed, delivered or telegraphed and confirmed to them c/o EquiCredit Corporation of America, 10401 Deerwood Park Blvd., Jacksonville, Florida 32256,
Attention: Chief Financial Officer.

         7. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 4 hereof, and no other person will have any right or obligations hereunder.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         9. Applicable Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the

State of New York. Unless otherwise set forth herein, specified times of day refer to New York City time.

         10. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Originators and the Underwriters in accordance with its terms.

                                         Very truly yours,

                                         ORIGINATORS

                                         EQUICREDIT CORPORATION OF AMERICA

                                         By:_____________________________
                                            Name:  Terence G. Vane, Jr.
                              Title: Vice President


                                         EQUICREDIT CORPORATION/ALA. & MISS.

                                         By:_____________________________
                                            Name:  Terence G. Vane, Jr.
                              Title: Vice President


                                         CALIFORNIA/EQUICREDIT CORPORATION

                                         By:_____________________________
                                            Name:  Terence G. Vane, Jr.
                              Title: Vice President


                          EQUICREDIT CORPORATION OF IN.

                                         By:_____________________________
                                            Name:  Terence G. Vane, Jr.
                              Title: Vice President


                          EQUICREDIT CORPORATION OF PA.

                                         By:_____________________________
                                            Name:  Terence G. Vane, Jr.
                              Title: Vice President


                          EQUICREDIT CORPORATION OF SC.

                                         By:_____________________________
                                            Name:  Terence G. Vane, Jr.

                              Title: Vice President

The foregoing Representations Letter is hereby confirmed and accepted as of the date first above written.


SALOMON BROTHERS INC

CREDIT SUISSE FIRST BOSTON CORPORATION

LEHMAN BROTHERS INC.

PRUDENTIAL SECURITIES INCORPORATED





By: Salomon Brothers Inc
    as Representative of the
    Underwriters



By:____________________________
   Name:
   Title: